SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest

Event Reported): October 21, 2003

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-31337

DELAWARE	94-1402710
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 River Oaks Parkway, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 577-6200
(Registrant’s telephone number, including area code)

Item 5.                                                           Other Events

On October 21, 2003, WJ Communications, Inc., (the “Company”) issued a press release announcing that its Board of Directors has approved an additional $2.0 million to expand its exiting share repurchase program increasing the total amount authorized to $4.0 million. A copy of the press release is attached to this report as Exhibit 99.1.

Item 7.                                                           Financial Statements and Exhibits

(c) Exhibits

99.1         Press Release dated October 21, 2003 announcing the Company’s financial results for the quarterly period ended September 28, 2003 and announcing that its Board of Directors has approved an additional $2.0 million to expand its exiting share repurchase program increasing the total amount authorized to $4.0 million.

Item 12.                                                    Disclosure of Results of Operations and Financial Condition.

On October 21, 2003, WJ Communications, Inc. (the “Company”) issued a press release relating to its financial results for the quarterly period ended September 28, 2003. A copy of the Company’s Press Release and the financial statements which were included in the Press Release, is attached hereto as Exhibit 99.1 and is being furnished, not filed, under Item 12 of this Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

By:	/s/ FRED J. KRUPICA
Fred J. Krupica
Chief Financial Officer
(principal financial officer)

Dated: October 21, 2003